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                         BECTON, DICKINSON AND COMPANY               Exhibit 11
                       COMPUTATION OF EARNINGS PER SHARE
               (All amounts in thousands, except per share data)

                                                           Three Months Ended
                                                               December 31,
                                                          ---------------------
            PRIMARY EARNINGS PER SHARE                      1993         1992*
            --------------------------                    --------    ---------
 Net Income:
  Income before cumulative effect
        of accounting changes                              $25,696    $  23,344
  Less preferred stock dividends                              (939)        (958)
                                                          --------    ---------
  Income before cumulative effect of
   accounting changes applicable to common stock            24,757       22,386

  Cumulative effect of accounting changes, net of taxes          -     (141,057)
                                                          --------    ---------
  Net income(loss) applicable to common stock              $24,757    $(118,671)
                                                          ========    =========
 Shares:
  Average shares outstanding                                73,888       76,059
  Add dilutive stock equivalents from stock plans              917        1,445
                                                          --------    ---------
  Weighted average number of common and common
    equivalent shares outstanding during the year           74,805       77,504
                                                          ========    =========
 Earnings per share:
  Income before cumulative effect
    of accounting changes                                    $.33        $  .30

  Cumulative effect of accounting changes, net of taxes         -         (1.83)
                                                          --------    ---------
  Net income(loss)                                           $.33        $(1.53)
                                                          ========    =========
            FULLY DILUTED EARNINGS PER SHARE
            --------------------------------
 Net Income:
  Income before cumulative effect of accounting
      changes applicable to common stock                   $24,757    $  22,386
  Add preferred stock dividends
    using the "if converted" method                            939          958
  Less additional ESOP contribution, using
    the "if converted" method                                 (390)        (430)
                                                          --------    ---------
  Income before cumulative effect of accounting
   changes for fully diluted earnings per share             25,306       22,914

  Cumulative effect of accounting changes, net of taxes          -     (141,057)
                                                          --------    ---------
  Net income(loss) for fully diluted earnings per share    $25,306    $(118,143)
                                                          ========    =========
 Shares:
  Average shares outstanding                                73,888       76,059
  Add:
   Dilutive stock equivalents from stock plans                 917        1,445
   Shares issuable upon conversion
     of preferred stock                                      1,568        1,594
                                                          --------    ---------
  Weighted average number of common shares used
     in calculating fully diluted earnings per share        76,373       79,098
                                                          ========    =========
 Fully diluted earnings per share:

  Income before
    cumulative effect of accounting changes                   $.33       $  .29

  Cumulative effect of accounting changes, net of taxes          -        (1.78)
                                                          --------    ---------
  Net income(loss)                                            $.33       $(1.49)
                                                          ========    =========
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* Restated to reflect adoption of SFAS Nos. 106, 109 and 112 in the fourth quarter of fiscal 1993 retroactive to October 1, 1992.



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